3Q17 Quarterly Supplement October 13, 2017 © 2017 Wells Fargo & Company. All rights reserved. Exhibit 99.2

Wells Fargo 3Q17 Supplement 1 Appendix Noninterest expense analysis (reference for slides 14-16) 27 Real estate 1-4 family mortgage portfolio 28 Consumer credit card portfolio 29 Auto portfolios 30 Student lending portfolio 31 Common Equity Tier 1 (Fully Phased-In) 32 Return on average tangible common equity (ROTCE) 33 Forward-looking statements and additional information 34 Table of contents 3Q17 Results 3Q17 Highlights Page 2 Year-over-year results 3 Balance Sheet and credit overview (linked quarter) 4 Income Statement overview (linked quarter) 5 Loans 6 Commercial loan trends 7 Consumer loan trends 8 Deposits 9 Net interest income 10 Noninterest income 11 Trading-related net interest income & noninterest income 12 Noninterest expense and efficiency ratio 13 Noninterest expense – linked quarter 14 Noninterest expense – year over year 15 Drivers of targeted efficiency improvements 16 Targeting a total of $4 billion in expense reductions 17 Community Banking 18 Community Banking metrics 19-20 Wholesale Banking 21 Wealth and Investment Management 22 Credit quality 23 Capital 24 3Q17 Summary 25 Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.

Wells Fargo 3Q17 Supplement 2 5,644 5,274 5,457 5,810 4,596 3Q16 4Q16 1Q17 2Q17 3Q17 3Q17 Highlights  Earnings of $4.6 billion included: - Higher operating losses linked quarter (LQ) including a $1 billion discrete litigation accrual in the quarter (not tax deductible) for previously disclosed, pre-crisis mortgage-related regulatory investigations - No reserve build or release (1) in the quarter; allowance for credit losses reflected $450 million of reserve coverage for potential hurricane- related losses based on our initial review of the portfolio  Diluted earnings per common share of $0.84 included a $(0.20) per share impact from the $1 billion discrete litigation accrual  Revenue down 2% year-over-year (YoY) and down 1% LQ reflecting lower noninterest income  Average loans down 1% YoY and stable LQ, and average deposits up 4% YoY and stable LQ  Solid credit quality - Net charge-offs of 30 bps of average loans (annualized), down 3 bps YoY and up 3 bps LQ - Nonperforming assets down 22% YoY and 5% LQ  Strong capital position - Common Equity Tier 1 ratio (fully phased-in) of 11.8% at 9/30/17 (2) - Returned $4.0 billion to shareholders through common stock dividends and net share repurchases in 3Q17, up from $3.4 billion in 2Q17 (1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses. (2) 3Q17 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 32 for additional information regarding the Common Equity Tier 1 capital ratio. Diluted earnings per common share Wells Fargo Net Income ($ in millions, except EPS) $1.03 $0.96 $1.00 $1.07 $0.84

Wells Fargo 3Q17 Supplement 3 5,023.9 4,927.9 3Q16 3Q17 1,261.5 1,306.4 3Q16 3Q17 12.0 12.5 3Q16 3Q17 5.6 4.6 3Q16 3Q17 957.5 952.3 3Q16 3Q17 22.3 21.9 3Q16 3Q17 Year-over-year results Diluted earnings per common share Net Income ($ in billions, except EPS) Revenue ($ in billions) Period-end Common Shares Outstanding (shares in millions) Average Deposits ($ in billions) Average Loans ($ in billions) Net Interest Income ($ in billions) $1.03 $0.84

Wells Fargo 3Q17 Supplement 4 Balance Sheet and credit overview (linked quarter) Loans  Down $5.5 billion driven by lower commercial loans - Commercial loans down $5.7 billion on lower commercial real estate and commercial & industrial loans - Consumer loans up $201 million as growth in real estate 1-4 family first mortgage loans and consumer credit card was largely offset by the continued decline in auto on tighter credit underwriting standards, as well as continued paydowns in junior lien mortgage loans Cash and short-term investments  Up $7.4 billion reflecting lower loan balances and growth in deposits Trading assets  Up $4.8 billion Investment securities  Up $5.0 billion as ~$31.2 billion of gross purchases, mostly agency mortgage- backed securities (MBS) in the available for sale portfolio, were partially offset by run-off and sales Deposits  Up $876 million on an increase in consumer and small business banking deposits (1) Long-term debt  Up $24 million as issuances were largely offset by maturities and net Federal Home Loan Bank (FHLB) prepayments of $4.0 billion Short-term borrowings  Down $1.5 billion Common stock outstanding  Common shares outstanding down 38.9 million on net share repurchases of $2.0 billion Credit  Net charge-offs of $717 million, up $62 million to 30 bps of average loans (annualized)  Nonperforming assets of $9.3 billion, down $512 million  No reserve build or release in the quarter - Allowance for credit losses reflected strong credit quality in both the consumer real estate and commercial loan portfolios, which was offset by $450 million of reserve coverage for potential hurricane-related losses based on our initial review of the portfolio Period-end balances. All comparisons are 3Q17 compared with 2Q17. (1) Total deposits excluding mortgage escrow and wholesale deposits.

Wells Fargo 3Q17 Supplement 5 Income Statement overview (linked quarter) Total revenue  Revenue of $21.9 billion, down $243 million Net interest income  NII down $7 million as the impacts of lower investment portfolio yields driven by accelerated prepayments and lower average loan balances were largely offset by the impact of one additional day in the quarter, and a modest benefit from all other growth and repricing; NIM down 3 bps to 2.87% Noninterest income  Noninterest income down $236 million - Trust and investment fees down $20 million on lower investment banking originations - Card fees down $19 million as higher credit card purchase volume was more than offset by higher credit card rewards expense - Mortgage banking down $102 million on $91 million lower mortgage servicing results reflecting higher unreimbursed servicing costs - Market sensitive revenue (1) up $104 million driven by $50 million higher gains on equity investments and $46 million higher gains on debt securities - Other income down $145 million from a 2Q17 which included a $309 million gain on the sale of a Pick-a-Pay PCI loan portfolio. Favorable $72 million LQ impact from net hedge ineffectiveness accounting ($93 million gain in 3Q17 vs. $21 million gain in 2Q17) Noncontrolling interest (reduces net income)  Minority interest up $20 million reflecting higher equity gains from venture capital businesses Noninterest expense  Noninterest expense up $810 million - Outside professional services down $74 million reflecting lower project spend and lower legal expense - Operating losses up $979 million and included the $1 billion discrete litigation accrual (not tax deductible) for previously disclosed, pre-crisis mortgage-related regulatory investigations Income tax expense  32.4% effective income tax rate included net discrete tax expense of $186 million primarily resulting from the non-deductible treatment of the $1 billion discrete litigation accrual, partially offset by discrete tax benefits from favorable resolutions of prior period matters with certain state tax authorities All comparisons are 3Q17 compared with 2Q17. (1) Consists of net gains from trading activities, debt securities and equity investments.

Wells Fargo 3Q17 Supplement 6 957.5 964.1 963.6 956.9 952.3 3Q16 4Q16 1Q17 2Q17 3Q17 961.3 967.6 958.4 957.4 951.9 3Q16 4Q16 1Q17 2Q17 3Q17 Loans  Total average loans of $952.3 billion down $5.2 billion, or 1%, YoY and down $4.6 billion LQ - Commercial loans down $4.1 billion LQ on lower commercial & industrial and commercial real estate - Consumer loans down $467 million LQ as growth in real estate 1-4 family first mortgage and credit card was more than offset by expected declines in auto and junior lien mortgage  Total average loan yield of 4.41%, up 5 bps LQ reflecting repricing on higher short-term interest rates  Total period-end loans decreased $9.4 billion YoY driven by expected declines in auto and junior lien mortgage loans  Total period-end loans declined $5.5 billion LQ - Please see pages 7 and 8 for additional information Period-end Average Total average loan yield Period-end Loans Outstanding ($ in billions) Average Loans Outstanding ($ in billions) 4.17% 4.20% 4.26% 4.36% 4.41%

Wells Fargo 3Q17 Supplement 7 On declines in…  $1.6 billion in Asset Backed Finance consumer and mortgage finance businesses reflecting securitization activity and paydowns  $561 million in Government & Institutional Banking reflecting paydowns in government banking and healthcare financial services  $463 million in Commercial Dealer Services on seasonally lower dealer floor plan utilization Commercial loan trends ($ in billions, Period-end balances) Commercial loans up $3.7 billion YoY and down $5.7 billion LQ: Commercial and Industrial loans down $3.1 billion LQ Commercial Real Estate loans down $2.6 billion LQ  CRE construction down $817 million due to lower originations and slower funding on new and existing loans  CRE mortgage down $1.8 billion due to lower originations reflecting continued credit discipline in a competitive, highly liquid financing market, as well as ongoing paydowns/payoffs on existing and acquired loans …partially offset by growth in:  $1.1 billion in Subscription Finance on new fundings  $216 million in Financial Institutions  $211 million in Commercial Real Estate credit facilities to non- depository financial institutions that own, originate or invest in commercial real estate, loans or securities 250 260 270 280 290 300 310 320 330 340 3Q16 2Q17 3Q17 Commercial and Industrial 100 110 12 130 14 150 16 3Q16 2Q17 3Q17 Commercial Real Estate

Wells Fargo 3Q17 Supplement 8 Consumer loan trends ($ in billions, Period-end balances) Consumer loans down $13.1 billion YoY and up $201 million LQ  First mortgage loans up $3.6 billion LQ: - Nonconforming loan growth of $7.5 billion - Growth partially offset by continued run-off of higher-yielding legacy portfolios  Junior lien mortgage loans down $1.6 billion LQ and down $7.0 billion YoY as continued paydowns more than offset new originations  Up $944 million LQ and $1.3 billion YoY reflecting higher spend per active account  Down $2.5 billion LQ and down $7.4 billion YoY as tighter credit underwriting standards slowed originations  Continued decline in outstanding loans expected  Student loans stable LQ  Personal loans and lines down $171 million LQ - Continued decline in outstanding loans expected on lower branch referrals over the past year 1-4 Family First Junior Lien 0 50 100 150 200 250 300 3Q16 2Q17 3Q17 Consumer Real Estate 1-4 Family First & Junior Lien Mortgage 30 35 40 45 50 55 60 3Q16 2Q17 3Q17 Automobile 20 24 28 32 36 3Q16 2Q17 3Q17 Credit Card 20 24 28 32 36 40 44 3Q16 2Q17 3Q17 Other Revolving Credit and Installment

Deposits

Average Deposits and Rates
($ in billions)



1,261.5
363.1
898.4
0.11%
1,301.2
366.3
934.9
0.21%
1,306.4
364.3
942.1
0.26%
3Q16
2Q17
3Q17
Noninterest-bearing deposits
Interest-bearing deposits
Average deposit cost

Period-end Deposits
($ in billions)



1,275.9
1,305.8
1,306.7
3Q16
2Q17
3Q17

Average

- Average deposits up $44.9 billion, or 4%, YoY and up $5.2 billion LQ
  - Noninterest-bearing deposits up $1.2 billion YoY and down $2.0 billion LQ
  - Interest-bearing deposits up $43.7 billion, or 5%, YoY and up $7.2 billion, or 1%, LQ
- Average deposit cost of 26 bps, up 5 bps LQ and 15 bps YoY driven by increases in deposit pricing in commercial and Wealth and Investment Management deposits
- Consumer and small business banking deposits (1) of $755.1 billion, up 2% YoY and down 1% LQ

Period-end

- Period-end deposits up $30.8 billion, or 2%, YoY on an increase in commercial deposits, as well as higher consumer and small business banking balances (1)
- Period-end deposits up $876 million LQ on an increase in consumer and small business banking deposits (1)
- Primary consumer checking customers (2) in August down 0.2% YoY

(1) Total deposits excluding mortgage escrow and wholesale deposits. Period-end and average consumer and small business banking deposits for 3Q17 included $1.7 billion and $2.1 billion, respectively, and 2Q17 included $1.6 billion and $2.1 billion, respectively, of deposits related to our Payments, Virtual Solutions, and Innovation Group that involved realignment in fourth quarter 2016 of some personnel and business activities from Wholesale Banking to the Community Banking operating segment.

(2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposits.

Wells Fargo 3Q17 Supplement 9

Wells Fargo 3Q17 Supplement 10 11,952 12,402 12,300 12,483 12,476 3Q16 4Q16 1Q17 2Q17 3Q17  Net interest income increased $524 million, or 4%, YoY primarily driven by growth in earning assets and higher interest rates  Net interest income decreased $7 million LQ as the impacts of lower investment portfolio yields driven by accelerated prepayments, and lower average loan balances, were largely offset by the impact of one additional day and a modest benefit from all other growth and repricing  Average earning assets up $7.5 billion LQ - Trading assets up $5.5 billion - Other earning assets up $4.5 billion - Investment securities up $4.5 billion - Mortgages held for sale up $3.1 billion - Loans down $4.6 billion - Short-term investments/fed funds sold down $5.5 billion  NIM of 2.87% down 3 bps LQ as the impacts of lower investment portfolio yields driven by accelerated prepayments, lower average loan balances, growth in average deposits, and growth in trading assets and related funding were partially offset by lower average long-term debt and a modest benefit from all other growth and repricing Net interest income Net Interest Margin (NIM) Net Interest Income ($ in millions) 2.82% 2.87% 2.87% 2.90% 2.87%

Noninterest income

($ in millions)		3Q17	vs 2Q17		vs 3Q16
Noninterest income					
Service charges on deposit accounts	$	1,276	-	%	(7)
Trust and investment fees:					
Brokerage advisory, commissions and other fees		2,304	(1)		(2)
Trust and investment management		840	-		(1)
Investment banking		465	-		11
Card fees		1,000	(2)		-
Other fees		877	(3)		(5)
Mortgage banking		1,046	(9)		(37)
Insurance		269	(4)		(8)
Net gains from trading activities		245	3		(41)
Net gains on debt securities		166	38		57
Net gains from equity investments		238	27		70
Lease income		475	(4)		(11)
Other		249	(37)		(21)
Total noninterest income	$	**9,450**	**(2)**	%	**(9)**



10,376
9,180
9,702
9,686
9,450
3Q16
4Q16
1Q17
2Q17
3Q17

- Deposit service charges flat LQ as higher consumer and business checking transaction activity was offset by the higher earnings credit rate applied to commercial accounts on higher interest rates
- Trust and investment fees down $20 million on lower investment banking originations
- Card fees down $19 million as higher credit card rewards expense more than offset higher credit card purchase volume
- Other fees down $25 million despite higher commercial real estate brokerage commissions
- Mortgage banking down $102 million
  - Servicing income down $91 million primarily due to higher unreimbursed direct servicing costs driven by estimated costs associated with aged FHA foreclosures
  - Residential mortgage origination revenue down $11 million as a $33 million lower repurchase reserve release was partially offset by higher originations and a stable production margin
- Trading gains up $8 million
  - Please see page 12 for additional information
- Gains on debt securities up $46 million on lower other-than-temporary impairment
- Gains from equity investments up $50 million on higher venture capital results
- Other income down $145 million from 2Q17 which included a $309 million gain on the sale of a Pick-a-Pay PCI loan portfolio. Favorable $72 million LQ impact from net hedge ineffectiveness accounting ($93 million gain in 3Q17 vs. $21 million gain in 2Q17)

Wells Fargo 3Q17 Supplement 11

Trading-related net interest income and noninterest income

($ in millions)		3Q17	2Q17	3Q16	Linked Quarter Change				Year-over-year Change			
Trading-related revenue												
Net interest income	$	646	602	505	$	44	7	%	$	141	28	%
Net gains/(losses) on trading activities		245	237	415		8	3			(170)	(41)	
Trading-related revenue	**$**	**891**	**839**	**920**	**$**	**52**	**6**	**%**	**$**	**(29)**	**(3)**	**%**

- Trading-related revenue of $891 million was up $52 million, or 6%, from 2Q17:
  - Net interest income increased $44 million
    - $31 million in net interest income associated with the periodic dividends and carry income on positions in our equity and RMBS books, with offsetting losses in net gains on trading activities from the resulting valuation on the associated assets (neutral to total trading-related revenue)
    - Average trading asset balances up 6% on higher inventories in RMBS and corporate securities, as well as increased financing activities
  - Net gains/(losses) on trading activities increased $8 million primarily on:
    - $40 million higher deferred compensation plan investment results (largely offset in employee benefits expense) ($126 million gain in 3Q17 vs. $86 million gain in 2Q17)
    - $19 million increase in credit valuation adjustments (CVA) and debt valuation adjustments (DVA) ($39 million in 3Q17 vs. $20 million in 2Q17)
    - $31 million trading loss resulting from RMBS and equity-related activity which is offset by carry income and dividends from the associated assets that were recognized in net interest income
    - Declines in customer trading activity revenue driven by lower volatility and seasonally lower trading volumes
- Trading-related revenue was down $29 million, or 3%, YoY reflecting lower volatility and lower transaction volumes

Wells Fargo 3Q17 Supplement 12

Noninterest expense and efficiency ratio (1)

($ in millions)	3Q17	vs 2Q17	vs 3Q16
Noninterest expense			
Salaries	$ 4,356	- %	3
Commission and incentive compensation	2,553	2	1
Employee benefits	1,279	(2)	5
Equipment	523	(1)	7
Net occupancy	716	1	-
Core deposit and other intangibles	288	-	(4)
FDIC and other deposit assessments	314	(4)	1
Outside professional services (2)	955	(7)	19
Operating losses (2)	1,329	280	130
Other (2)	2,038	(6)	(3)
Total noninterest expense	**$ 14,351**	**6 %**	**8**


13,268
13,215
13,792
13,541
14,351
59.4%
61.2%
62.7%
61.1%
65.5%
Included a 456 bps impact from the $1 billion discrete litigation accrual
3Q16
4Q16
1Q17
2Q17
3Q17
Efficiency Ratio

- Noninterest expense up $810 million LQ
  - Personnel expense up $38 million
    - Salaries up $13 million as higher average salaries offset a decline in FTEs
    - Commission and incentive compensation up $54 million on higher revenue-based incentive compensation in Wholesale Banking and retail brokerage
    - Employee benefits expense down $29 million on lower payroll tax expense despite $39 million higher deferred compensation expense (partially offset in net trading gains)
  - Outside professional services (2) down $74 million reflecting lower project spend and lower legal expense
  - Operating losses (2) up $979 million and included the $1 billion discrete litigation accrual for previously disclosed, pre-crisis mortgage-related regulatory investigations
  - Other expense (2) down $124 million from 2Q17 which included a $94 million donation to the Wells Fargo Foundation
- 3Q17 efficiency ratio of 65.5%, which included a 456 bps impact from the $1 billion discrete litigation accrual

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income). Noninterest expense and our efficiency ratio may be affected by a variety of factors, including business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our business and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters.

(2) The sum of Outside professional services expense, operating losses and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 18 and 19 of the press release.

Wells Fargo 3Q17 Supplement
13

Wells Fargo 3Q17 Supplement 14 $13,541 $14,351 ($24) $77 ($82) $871 ($34) $2 $8,000 $9,000 $10,000 $11,000 $12,000 $13,000 $14,000 $15,000 Third Party Services: Lower project spending, legal expense and outside data processing expense Infrastructure Compensation & Benefits: Lower payroll tax expense partially offset by higher deferred compensation expense “Running the Business” – Non Discretionary: Higher operating losses including the $1 billion discrete litigation accrual in 3Q17 “Running the Business” – Discretionary: Lower travel & entertainment expense; advertising & promotion expense; and postage, stationery & supplies expense Revenue- related: Higher commissions and incentive compensation driven by Wholesale Banking and retail brokerage, as well as higher operating lease expense 2Q17 3Q17 Noninterest expense – linked quarter ($ in millions) For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 27 for additional information.

Wells Fargo 3Q17 Supplement 15 $13,268 $14,351 $338 ($131) $184 $665 $8 $19 $8,000 $9,000 $10,000 $11,000 $12,000 $13,000 $14,000 $15,000 Third Party Services: Higher project spending, legal expense, and contract services Infrastructure: Higher equipment expense “Running the Business” – Discretionary: Higher advertising and travel & entertainment expense partially offset by lower postage, stationery & supplies expense Compensation & Benefits: Higher salaries from annual salary increases and higher benefits expense “Running the Business” – Non Discretionary: Higher operating losses including the $1 billion discrete litigation accrual in 3Q17, as well as higher foreclosed assets expense on lower recoveries Revenue- related: Lower commissions and incentive compensation driven by mortgage and Wholesale Banking 3Q16 3Q17 Noninterest expense – year over year ($ in millions) Considerations: ~$80 million of third party services expense was sales-practices related in 3Q17 For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 27 for additional information.

Wells Fargo 3Q17 Supplement 16 Drivers of targeted efficiency improvements Initiatives Noninterest Expense Categories 2017 2018 2019 Centralization & Optimization – functional areas  Compensation & Benefits  “Running the Business” – Discretionary  Infrastructure X X X Professional Services & Third Party Expenses  Third Party Services X X Corporate Properties (Facilities and Branch Optimization)  Compensation & Benefits  Infrastructure X X Travel  “Running the Business” – Discretionary X X Workforce Location & Optimization  Compensation & Benefits  Infrastructure X X X Business Reimagining  Compensation & Benefits  Third Party Services  “Running the Business” - Discretionary  Infrastructure X The following initiatives provide examples of the committed and identified savings from our efficiency improvement programs For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 27 for additional information.

Wells Fargo 3Q17 Supplement 17 Targeting a total of $4 billion in expense reductions (1) Includes actions taken through 2016 and 2017. Cumulative Percent of Expected $4 Billion Expense Savings by Year End  We expect efficiency initiatives will reduce expenses by $2 billion annually by year- end 2018 and that those savings support our investment in the business  We expect an additional $2 billion in annual expense reductions by the end of 2019; these savings are projected to go to the “bottom line” and be fully recognized in 2020  Expected target savings exclude: - Run-off of core deposit intangible amortization expense (2018 estimated expense of $769 million, $0 million in 2019) - Expected completion of FDIC special assessment by year end 2018 - Expense saves due to sales of businesses 21% 50% 100% 2017 2018 2019 (1)  2017 Target  2018 Target  2019 Target

Community Banking

($ in millions)		3Q17	vs 2Q17		vs 3Q16
Net interest income	$	7,645	1	%	3
Noninterest income		4,415	(7)		(11)
Provision for credit losses		650	4		-
Noninterest expense		7,834	8		13
Income tax expense		1,286	(8)		(17)
Segment net income	**$**	**2,229**	**(26)**	**%**	**(31)**
($ in billions)					
Avg loans, net	$	473.5	(1)		(3)
Avg deposits		734.5	1		4

($ in billions)	3Q17		2Q17	3Q16
Key Metrics:				
Total Retail Banking branches	5,927		5,977	6,087
Credit card penetration (1)(2)	45.4	%	45.5	45.4

($ in billions)		3Q17	vs 2Q17		vs 3Q16
Auto Originations	$	4.3	(6)	%	(47)
Home Lending					
Applications	$	73	(12)	%	(27)
Application pipeline		29	(15)		(42)
Originations		59	5		(16)
Residential HFS production margin (3)		1.24 %	-	bps	(57)

- Net income of $2.2 billion, down 31% YoY and down 26% LQ and included the $1 billion discrete litigation accrual for previously disclosed, pre-crisis mortgage-related regulatory investigations and the related non-tax deductibility

Key metrics

- See pages 19 and 20 for additional information
- 5,927 retail bank branches reflect 52 branch consolidations in 3Q17 and 145 YTD through 9/30/17
- Credit card penetration (1)(2) of 45.4% stable LQ and YoY
- Consumer auto originations of $4.3 billion, down 6% LQ and 47% YoY reflecting our tighter underwriting standards
- Mortgage originations of $59 billion, up 5% LQ and down 16% YoY
  - 72% of originations were for purchases, compared with 75% in 2Q17 and 58% in 3Q16
  - Correspondent channel was 55% of total originations vs. 55% in 2Q17 and 46% in 3Q16
  - 1.24% residential held for sale production margin (3) stable LQ as higher retail and correspondent margins were offset by held for sale funding mix shift

(1) Metrics reported on a one-month lag from reported quarter-end; for example 3Q17 data as of August 2017 compared with August 2016. (2) Penetration defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Credit card household penetration rates have not been adjusted to reflect the impact of the potentially unauthorized accounts (determined principally based on whether the account was activated by the customer) identified by a third party consulting firm in August 2017 because the maximum impact in any one quarter was not greater than 127 bps. (3) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 3Q17 Supplement 18

Community Banking metrics

In 3Q17 customers continued to actively use their accounts

Branch and Digital Activity *(in millions, unless otherwise noted)*	3Q17	2Q17	1Q17	4Q16	3Q16	vs. 2Q17	vs. 3Q16
Branch and ATM Interactions (1)	374.2	379.9	367.4	382.7	396.3	-1%	-6%
Digital (Online and Mobile) Secure Sessions (2)	1,514.5	1,436.2	1,401.2	1,427.0	1,428.8	5%	6%

- Branch and ATM interactions (1) of 374.2 million in 3Q17 down 1% LQ and 6% YOY, reflecting continued customer migration to virtual channels, lower customer growth, and the impact from lower activity in hurricane-affected areas
- Total digital secure sessions (2) of 1,514.5 million, up 5% LQ and 6% YoY reflecting continued increases in digital adoption

Customers and Active Accounts *(in millions, unless otherwise noted)*	3Q17	2Q17	1Q17	4Q16	3Q16	vs. 2Q17	vs. 3Q16
Digital (Online and Mobile) Active Customers (2)	27.8	27.9	27.9	27.4	27.4	0%	2%
Primary Consumer Checking Customers (2) (3)	23.6	23.6	23.5	23.6	23.6	-0.4%	-0.2%
Consumer General Purpose Credit Card Active Accounts (4)(5)	7.8	7.7	7.6	7.9	7.8	1%	0%

- Digital (online and mobile) active customers (2) of 27.8 million, relatively flat LQ and up 2% YoY
  - 20.9 million mobile active customers, up 2% LQ
    - Mobile active customers continued to exceed desktop active customers
- Primary consumer checking customers (2) (3) of 23.6 million, down modestly on both a LQ and YoY basis
- Consumer general purpose credit card active accounts (4) (5) of 7.8 million, up 1% LQ and flat YoY

(1) A customer communication or transaction qualifies as a customer traffic interaction, which is consistent with the definition used by management for each customer channel presented. Preparation of customer traffic interaction metrics requires the application of interpretive judgement for each communication or transaction. Management uses these metrics to monitor customer traffic trends within the Company's Retail Banking business.
(2) Metrics reported on a one-month lag from reported quarter-end; for example, 3Q17 data as of August 2017 compared with August 2016.
(3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
(4) Accounts having at least one POS transaction, including POS reversal, during the period.
(5) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 3Q17 Supplement 19

Wells Fargo 3Q17 Supplement 20 Community Banking metrics  Average consumer and small business banking deposit balances (1) down 1% LQ and up 2% YoY  Debit cards (2) and consumer general purpose credit cards (3): - Point-of-sale (POS) debit card transactions down modestly LQ and up 3% YoY on stronger usage per account - POS debit card purchase volume down 1% LQ and up 5% YoY on an increase in transaction volume and a higher average transaction amount - POS consumer general purpose credit card purchase volume up 1% LQ and up 4% YoY on active account growth and increased spend per account - Consumer general purpose credit card average balances of $27.8 billion, up 3% LQ and up 5% YoY on higher spend per active account and higher transaction volume  With nearly 400,000 branch customer experience surveys completed during the third quarter, ‘Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ scores declined in September after our announcement of the expanded third party account review, which followed post-sales practice settlement highs for ‘Loyalty’ in July of 58.8% and ‘Overall Satisfaction with Most Recent Visit’ in August of 78.2% (1) Average consumer and small business banking deposits for 3Q17, 2Q17, 1Q17 and 4Q16 included $2.1 billion of deposits related to our Payments, Virtual Solutions, and Innovation Group that involved realignment in fourth quarter 2016 of some personnel and business activities from Wholesale Banking to the Community Banking operating segment. (2) Combined consumer and business debit card activity. (3) Credit card metrics shown in the table are for general purpose cards only. Balances and Activity (in millions, unless otherwise noted) 3Q17 2Q17 1Q17 4Q16 3Q16 vs. 2Q17 vs. 3Q16 Deposits ($ in billions) Consumer and Small Business Banking Deposits (1) (Average) $ 755.1 760.1 758.8 749.9 739.1 -1% 2% Debit Cards (2) POS Transactions 2,093 2,101 1,964 2,040 2,030 0% 3% P S Purchase Volume (billions) $ 80.0 80.6 75.7 78.4 76.0 -1 5 Consumer General Purpose Credit Cards (3) ($ in billions) POS Purchase Volume $ 18.2 17.9 16.2 18.0 17.4 1% 4% Outstandings (Average) 27.8 27.1 27.3 27.1 26.4 3 5 Customer Experience Survey Scores with Branch (last month of quarter) 3Q17 2Q17 1Q17 4Q16 3Q16 vs. 2Q17 vs. 3Q16 Customer Loyalty 57.2% 58.8% 57.9% 55.5% 57.7% (153) bps (47) Overall Satisfac ion with Most Recent Visit 7 5 77 7 6 76 4 75 (31 178

Wholesale Banking

($ in millions)		3Q17	vs 2Q17		vs 3Q16
Net interest income	$	4,353	2	%	7
Noninterest income		2,732	2		(11)
Provision for credit losses		69	n.m.		(56)
Noninterest expense		4,248	4		3
Income tax expense		729	30		(12)
Segment net income	**$**	**2,046**	**(14)**	**%**	**-**
($ in billions)					
Avg loans, net	$	463.8	-		2
Avg deposits		463.4	-		5

($ in billions)		3Q17	vs 2Q17		vs 3Q16
Key Metrics:					
Commercial card spend volume (1)	$	7.6	(1)	%	12
U.S. investment banking market share (2)		3.7 %			

- Net income of $2.0 billion, stable YoY and down 14% LQ from 2Q17 which included an income tax benefit
- Net interest income up 2% LQ reflecting higher trading related income and one additional day in the quarter
- Noninterest income up 2% LQ on higher gains on equity investments and debt securities
- Provision for credit losses increased $134 million LQ on higher losses, and from 2Q17 which included a reserve release
- Noninterest expense up 4% LQ reflecting updated intra-segment allocations from Community Banking for regulatory, risk, cyber and technology-related expenses

Treasury Management

- Treasury management revenue stable LQ and up 2% YoY reflecting new product sales
- Commercial card spend volume (1) of $7.6 billion, up 12% YoY on growth in customer spend and down 1% LQ

Investment Banking

- YTD 2017 U.S. investment banking market share of 3.7% (2) vs. YTD 2016 (2) of 4.6% and full year 2016 of 4.4%

(1) Includes commercial card volume for the entire company.
(2) Year to date (YTD) through September. Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 3Q17 Supplement 21

Wealth and Investment Management

($ in millions)		3Q17	vs 2Q17		vs 3Q16
Net interest income	$	1,159	3	%	19
Noninterest income		3,087	1		(1)
Provision for credit losses		(1)	n.m.		n.m.
Noninterest expense		3,106	1		4
Income tax expense		427	2		3
Segment net income	**$**	**710**	**4**	**%**	**5**
($ in billions)					
Avg loans, net	$	72.4	1		6
Avg deposits		188.1	-		(1)

($ in billions, except where noted)		3Q17	vs 2Q17		vs 3Q16
Key Metrics:					
WIM Client assets [(1)] *($ in trillions)*	$	1.9	2	%	8
Retail Brokerage					
Financial advisors		14,564	-		(3)
Advisory assets	$	522	4		14
Client assets *($ in trillions)*		1.6	2		9
Wealth Management					
Client assets		241	2		5
Wells Fargo Asset Management					
Total AUM [(2)]		496	2		-
Wells Fargo Funds AUM		201	4		(11)
Retirement					
IRA assets		400	3		6
Institutional Retirement Plan assets		387	3		11

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.
(2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.

- Net income of $710 million, up 5% YoY and up 4% LQ
- Net interest income up 3% LQ, and up 19% YoY on higher interest rates and loan growth
- Noninterest income up 1% LQ primarily due to higher asset-based fees and higher gains on deferred compensation plan investments (offset in employee benefits expense), partially offset by lower retail brokerage transaction revenue
- Noninterest expense up 1% LQ reflecting updated intra-segment allocations from Community Banking for regulatory, risk, cyber and technology-related expenses, as well as higher deferred compensation plan expense (offset in trading revenue)

WIM Segment Highlights
- WIM total client assets reached a record-high of $1.9 trillion, up 8% YoY driven by higher market valuations and continued positive net flows
- 3Q17 average closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) of $829 million were down 12% LQ

Retail Brokerage
- Advisory assets of $522 billion, up 4% LQ, and up 14% YoY primarily driven by higher market valuations and positive net flows

Wells Fargo Asset Management
- Total AUM [(2)] of $496 billion, stable YoY as equity and money market net outflows were offset by higher market valuations, positive fixed income net flows and assets acquired during the prior year
- Wells Fargo Funds AUM of $201 billion, down 11% YoY primarily due to equity and money market net outflows, partially offset by higher market valuations

Wells Fargo 3Q17 Supplement 22

Wells Fargo 3Q17 Supplement 23 Credit quality Nonperforming Assets ($ in billions) Provision Expense and Net Charge-offs ($ in millions)  Net charge-offs of $717 million, up $62 million, or 9%, LQ  No reserve build or release - Allowance for credit losses reflected strong credit quality in both the consumer real estate and commercial loan portfolios, which was offset by $450 million of reserve coverage for potential hurricane-related losses based on our initial review of the portfolio  0.30% net charge-off rate - Commercial losses of 9 bps, up 3 bps LQ on a 5 bps increase in C&I losses - Consumer losses of 53 bps, up 2 bps LQ as higher losses in auto were partially offset by lower losses in credit card and other revolving credit  NPAs decreased $512 million LQ - Nonaccrual loans decreased $437 million on a $276 million decline in commercial nonaccruals and a $161 million decline in consumer nonaccruals - Foreclosed assets declined $75 million  Allowance for credit losses = $12.1 billion - Allowance covered 4.3x annualized 3Q17 net charge-offs  Oil and gas loan portfolio of $12.8 billion, up $102 million, or 1%, LQ and down 20% YoY - $35 million of net charge-offs in 3Q17, up $15 million LQ - Nonaccrual loans of $1.6 billion, down $264 million, or 14%, LQ - Criticized loans of $4.1 billion, down $481 million, or 10%, LQ - Allowance for credit losses allocated for the oil and gas portfolio = 6.2% of total oil and gas loans outstanding 11.0 10.4 9.8 9.0 8.6 1.0 1.0 0.9 0.8 0.7 12.0 11.4 10.7 9.8 9.3 3Q16 4Q 6 1Q17 2Q17 3Q17 Nona cru l loans Foreclosed assets 805 805 605 555 717 805 905 805 655 717 0.33% 0.37% 0.34% 27% 0.30% 3Q16 4Q16 1Q17 2Q17 3Q17 Provision Expense Net Charge-offs Net Charge-off Rate

Capital

Common Equity Tier 1 Ratio (Fully Phased-In) (1)



10.7%
10.8%
11.2%
11.6%
11.8%
3Q16
4Q16
1Q17
2Q17
3Q17 Estimated

Capital Position

- Common Equity Tier 1 ratio well above the regulatory minimum and our internal target of 10%
  - Common Equity Tier 1 ratio (fully phased-in) of 11.8% at 9/30/17 (1) increased LQ primarily due to lower risk-weighted assets (RWA) and higher Common Equity Tier 1
    - Lower RWA reflected lower loan balances and commitments, as well as improved RWA efficiencies

Capital Return

- Period-end common shares outstanding down 38.9 million LQ
  - Settled 49.0 million common share repurchases
  - Issued 10.1 million common shares
- Capital distributions increased in 3Q17 in line with our 2017 Capital Plan
  - Net payout ratio (2) of 95% in 3Q17
  - Returned $4.0 billion to shareholders in 3Q17, up 16% LQ
  - Net share repurchases up 34% LQ

Total Loss Absorbing Capacity (TLAC) Update

- As of 9/30/2017, we estimate that our eligible external TLAC as a percentage of total risk-weighted assets was 23.7% compared with an expected 1/1/2019 required minimum of 22.0%

(1) 3Q17 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 32 for additional information regarding capital ratios.

(2) Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Wells Fargo 3Q17 Supplement
24

Wells Fargo 3Q17 Supplement 25 3Q17 Summary Financial results impacted by the discrete litigation accrual of $1 billion, or ($0.20) per share  Earnings of $4.6 billion  Diluted EPS of $0.84  ROA = 0.94%  ROE = 9.06% - ROTCE (1) = 10.79%  Strong balance sheet with high levels of capital and liquidity - Average loans down $5.2 billion, or 1%, YoY - Average deposits up $44.9 billion, or 4%, YoY  Diversified and high quality loan portfolio - Solid credit quality with net charge-offs of 0.30% of average loans (annualized) - Maintained our risk and pricing discipline  Returned $4.0 billion to shareholders through common stock dividends and net share repurchases - Increased 3Q17 common stock dividend to $0.39 per share from $0.38 per share in 2Q17 - Net share repurchases of $2.0 billion, up 59% YoY (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 33 for additional information.

Appendix

Wells Fargo 3Q17 Supplement 27 Noninterest expense analysis (reference for slides 14-16) For analytical purposes, we have grouped our noninterest expense into six categories: Compensation & Benefits: Salaries, benefits and non-revenue-related incentive compensation Revenue-related: Incentive compensation directly tied to generating revenue; businesses with expenses directly tied to revenue (operating leases, insurance) “Running the Business” – Non Discretionary: Expenses that are costs of doing business, including foreclosed asset expense and FDIC assessments “Running the Business” – Discretionary: Travel, advertising, postage, etc. Third Party Services: Expenses related to the use of outside parties, such as legal and consultant costs Infrastructure: Equipment, occupancy, etc.

Real estate 1-4 family mortgage portfolio

($ in millions)		3Q17		2Q17
Real estate 1-4 family first mortgage loans:	$	280,173		276,566
Nonaccrual loans		4,213		4,413
as % of loans		1.50	%	1.60
Net charge-offs	$	(16)		(16)
as % of average loans		(0.02)	%	(0.02)
Real estate 1-4 family junior lien mortgage loans:	$	41,152		42,747
Nonaccrual loans		1,101		1,095
as % of loans		2.68	%	2.56
Net charge-offs	$	1		(4)
as % of average loans		-	%	(0.03)

- Pick-a-Pay PCI portfolio
  - Remaining nonaccretable difference of $259 million
  - Accretable yield balance of $9.0 billion, down $104 million LQ as 3Q17 accretion was partially offset by a $233 million reclass from nonaccretable difference in 3Q17
    - Weighted average life of 6.8 years up from 6.4 years in 2Q17
    - 3Q17 accretable yield percentage of 9.32% expected to increase to ~9.83% in 4Q17 reflecting improved cash flow timing

- First lien mortgage loans up $3.6 billion LQ as nonconforming mortgage growth was partially offset by a decline in Pick-a-Pay loan balances
  - Nonconforming mortgage loans increased $7.5 billion to $184.6 billion (1)
  - First lien home equity lines of $13.8 billion, down $457 million
- First lien credit performance
  - Nonaccrual loans down $200 million, or 10 bps, LQ
  - Net charge-offs stable LQ with a net recovery of $16 million
- Pick-a-Pay non-PCI portfolio
  - Loans of $14.1 billion, down 5% LQ primarily reflecting loans paid-in-full
  - Nonaccrual loans decreased $94 million, or 7%, LQ
  - Net recovery of $13 million, up $1 million LQ
  - Current average LTV of 50% (2)
- Junior lien mortgage loans down $1.6 billion, or 4%, LQ as paydowns more than offset new originations
  - Junior lien nonaccrual loans up $6 million, or 1%, LQ
  - Junior lien net charge-offs up $5 million LQ from a net recovery of $4 million in 2Q17

(1) Nonconforming mortgages originated post February 2009.
(2) The current loan-to-value (LTV) ratio is calculated as the net carrying value divided by the collateral value.

Wells Fargo 3Q17 Supplement 28

Consumer credit card portfolio

($ in millions)		3Q17		2Q17
Credit card outstandings	$	36,249		35,305
Net charge-offs		277		320
as % of avg loans		3.08	%	3.67
Key Metrics:				
Purchase volume	$	20,237		19,996
POS transactions *(millions)*		306		297
New accounts [(1)] *(thousands)*		461		395
POS active accounts *(thousands)* [(2)]		8,741		8,560
Penetration [(3)(4)]		45.4	%	45.5

- Credit card outstandings up 3% LQ and up 4% YoY reflecting active account growth
  - General purpose credit card outstandings up 3% LQ and 6% YoY
  - Credit card household penetration [(3)] [(4)] of 45.4%, down 9 bps LQ and up 2 bps YoY
  - Purchase dollar volume up 1% LQ and up 3% YoY
  - New accounts [(1)] up 17% LQ reflecting higher bonus offers and increased digital channel acquisition
- Net charge-offs down $43 million, or 59 bps, LQ on seasonality as well as customer forbearance due to the hurricanes resulting in delayed charge-offs, and up $32 million, or 26 bps, YoY principally from portfolio growth and mix shift to higher loss content post-recession vintages
- POS active accounts [(2)] up 2% LQ on seasonality and down 1% YoY on declines in retail services and co-brand active accounts

(1) Includes consumer general purpose credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the period.
(3) Penetration as of August 2017 and defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships.
(4) Credit card household penetration rates have not been adjusted to reflect the impact of the potentially unauthorized accounts (determined principally based on whether the account was activated by the customer) identified by a third party consulting firm in August 2017 because the maximum impact in any one quarter was not greater than 127 bps.

Wells Fargo 3Q17 Supplement

29

Auto portfolios

($ in millions)		*3Q17*		*2Q17*
Indirect Consumer:				
Auto outstandings	$	53,723		56,006
Nonaccrual loans		135		102
as % of loans		0.25	%	0.18
Net charge-offs	$	198		122
as % of avg loans		1.43	%	0.86
30+ days past due	$	1,557		1,424
as % of loans		2.90	%	2.54
Direct Consumer:				
Auto outstandings	$	1,732		1,952
Nonaccrual loans		2		2
as % of loans		0.12	%	0.10
Net charge-offs	$	4		4
as % of avg loans		0.85	%	0.73
30+ days past due	$	14		14
as % of loans		0.81	%	0.72
Commercial:				
Auto outstandings	$	10,986		11,494
Nonaccrual loans		3		13
as % of loans		0.03	%	0.11
Net charge-offs	$	(1)		4
as % of avg loans		(0.02)	%	0.13

Consumer Portfolio

- Auto outstandings of $55.5 billion down 4% LQ and 12% YoY
  - 3Q17 originations of $4.3 billion down 6% LQ and 47% YoY reflecting our tighter underwriting standards
- Nonaccrual loans increased $33 million LQ and $29 million YoY largely reflecting updated industry regulatory guidance
- Net charge-offs up $76 million LQ and $65 million YoY predominantly driven by higher severity resulting from a temporary moratorium on certain repossessions for customers who have had collateral protection insurance (CPI) policies purchased on their behalf while we remediate the previously disclosed CPI issues
- 30+ days past due increased $133 million LQ largely driven by seasonality and increased $225 million YoY on higher frequency of default

Commercial Portfolio

- Loans of $11.0 billion down 4% LQ and up 4% YoY on higher dealer floor plan utilization

Wells Fargo 3Q17 Supplement

30

Wells Fargo 3Q17 Supplement 31 Student lending portfolio  $12.2 billion private loan outstandings stable LQ and down 3% YoY on higher paydowns/payoffs - Average FICO of 761 and 82% of the total outstandings have been co-signed - Originations down 26% YoY reflecting lower customer sentiment  Net charge-offs decreased $7 million LQ due to seasonality of repayments and $2 million YoY  30+ days past due increased $16 million LQ and decreased $25 million YoY ($ in millions) 3Q17 2Q17 Private outstandings $ 12,174 12,177 Net charge-offs 29 36 as % of avg l ns 0.94% 1.18 30+ days past due $ 194 178 as % of loans 1.59% 1.46

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Total equity		$	**206.8**	206.1	202.5	200.5	204.0
Adjustments:							
Preferred stock			**(25.6)**	(25.8)	(25.5)	(24.6)	(24.6)
Additional paid-in capital on ESOP preferred stock			**(0.1)**	(0.1)	(0.2)	(0.1)	(0.1)
Unearned ESOP shares			**1.9**	2.1	2.5	1.6	1.6
Noncontrolling interests			**(0.9)**	(0.9)	(1.0)	(0.9)	(1.0)
Total common stockholders' equity			**182.1**	181.4	178.3	176.5	179.9
Adjustments:							
Goodwill			**(26.6)**	(26.6)	(26.7)	(26.7)	(26.7)
Certain identifiable intangible assets (other than MSRs)			**(1.9)**	(2.1)	(2.4)	(2.7)	(3.0)
Other assets (2)			**(2.3)**	(2.2)	(2.1)	(2.1)	(2.2)
Applicable deferred taxes (3)			**1.6**	1.6	1.7	1.8	1.8
Investment in certain subsidiaries and other			**(0.1)**	(0.2)	(0.1)	(0.4)	(2.0)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		**152.8**	151.9	148.7	146.4	147.8
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	**1,297.1**	1,310.5	1,324.5	1,358.9	1,380.0
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		**11.8%**	11.6	11.2	10.8	10.7

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company's capital position.

(2) Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of September 30, 2017, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for June 30 and March 31, 2017, and December 31 and September 30, 2016, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's September 30, 2017, RWAs and capital ratio are preliminary estimates.

Wells Fargo 3Q17 Supplement

32

Wells Fargo 3Q17 Supplement 33 Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) Quarter ended (in millions, except ratios) Sep 30, 2017 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 4,185 Average total equity 207,934 Adjustments: Preferred stock (25,780) Additional paid-in capital on ESOP preferred stock (136) Unearned ESOP shares 2,114 Noncontrolling interests (926) Average common stockholders’ equity (B) 183,206 Adjustments: Goodwill (26,600) Certain identifiable intangible assets (other than MSRs) (2,056) Other assets (2) (2,231) Applicable deferred taxes (3) 1,579 Average tangible common equity (C) $ 153,898 Return on average common stockholders' equity (ROE) (annualized) (A)/(B) 9.06 % Return on average tangible common equity (ROTCE) (annualized) (A)/(C) 10.79 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. (2) Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets. (3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo 3Q17 Supplement 34 Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our third quarter 2017 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. Purchased credit-impaired loan portfolios: Loans acquired that were considered credit impaired at acquisition were written down at that date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of Wells Fargo are not comparable to a portfolio that does not include purchased credit- impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see page 31 of the press release announcing our 3Q17 results for additional information regarding the purchased credit-impaired loans.